SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
November 11, 2020
(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
(Address of Principal Executive Offices)
(801) 365-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934

Title of each class	Trading symbol	Name of each exchange on which registered

Common Stock, $0.01 par value	EXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Julia Vander Ploeg to Board of Directors

On November 11, 2020, the board of directors of Extra Space Storage Inc. (the “Company”) appointed Julia Vander Ploeg to the board, effective immediately. Ms. Vander Ploeg was also appointed to the board’s audit committee and nominating and governance committee. Ms. Vander Ploeg currently serves as Senior Vice President and Global Head of Digital for Hyatt Hotels Corporation, a position she has held since 2018. Ms. Vander Ploeg also served as Vice President of Digital and Business Transformation for Volvo Car Group from 2017 through 2018, and as U.S. Vice President of Digital for McDonald’s Corporation from 2014 through 2017. In addition, she has served in various senior management roles at Ticketmaster Entertainment, Tribune Company, The Mills Corporation, United Airlines and the Ford Motor Company. Ms. Vander Ploeg received a Master of Business Administration from Northwestern University and a Bachelor of Arts in Marketing from Michigan State University.

Ms. Vander Ploeg will receive the standard compensation for the Company’s non-employee directors.

Resignation of Ashley Dreier

On November 11, 2020, Ashley Dreier, a member of the Company’s board of directors, audit committee and nominating and governance committee, announced her decision to resign as a director, effective immediately.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date:	November 13, 2020	By	/s/ Gwyn McNeal
			Name:	Gwyn McNeal
			Title:	Executive Vice President and Chief Legal Officer